WHEN RECORDED MAIL TO:

ALSTON & BIRD
100 Galleria Parkway
Suite 1200
Atlanta, Georgia 30339
Attention:  Jane S. Smith


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                            DEED TO SECURE DEBT

                                   FROM


                       HOLCOMB BRIDGE PARTNERS, L.P.

                         AS GRANTOR, ("BORROWER")


                    TO ALLSTATE LIFE INSURANCE COMPANY

                          AS GRANTEE, ("LENDER")


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THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE DESCRIBED HEREIN, IN COMPLIANCE WITH THE REQUIREMENTS OF THE UNIFORM COMMERCIAL CODE, OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 11-9-402.


     This Deed to Secure Debt secures the indebtedness of that certain Note of even date herewith executed by BORROWER and payable to the order of LENDER in the principal sum of Six Million Seven Hundred Thousand Dollars ($6,700,000.00) with interest thereon and all late charges, loan fees, commitment fees, and prepayment premiums, maturing November 1, 1995, unless extended pursuant to the Note.

                DEED TO SECURE DEBT, ASSIGNMENT OF LEASES,

                  RENTS AND CONTRACTS, SECURITY AGREEMENT

                                    AND

                              FIXTURE FILING

                                                            PAGE
ARTICLE    SECTION            DESCRIPTION                  NUMBER
-------    -------            -----------                  ------

  I                   COVENANTS OF BORROWER

            1.01      Performance of Obligations Secured       4
            1.02      Insurance                                5
            1.03      Condemnation and Insurance Proceeds      6
            1.04      Taxes, Liens and other Items            11
            1.05      Assignment of Leases, Contracts,        11
                         Rents and Profits
            1.06      Acceleration Upon Sale or               15
                         Encumbrance
            1.07      Preservation and Maintenance of         16
                         Subject Property
            1.08      Offset Certificates                     16
            1.09      Protection of Security; Costs           17
                         and Expenses
            1.10      BORROWER'S Covenants Respecting         17
                         Collateral
            1.11      Covenants Regarding Financial           19
                         Statements
            1.12      Covenants of BORROWER                   20
            1.13      Additional Encumbrances on the
                         Subject Property                     21


  II                  EVENTS OF DEFAULT

            2.01      Monetary and Performance Defaults       24
            2.02      Bankruptcy, Insolvency, Dissolution     25
            2.03      Misrepresentation                       25
            2.04      Default under Subordinate Loans         25

  III                 REMEDIES

            3.01      Acceleration                            25
            3.02      Entry                                   26
            3.03      Judicial Action                         27
            3.04      Power of Sale                           27
            3.05      Rescission of Notice of Default         29
            3.06      LENDER'S Remedies Respecting            29
                         Collateral

                                                            PAGE
ARTICLE    SECTION            DESCRIPTION                  NUMBER
-------    -------            -----------                  ------


            3.07      Proceeds of Sales                       29
            3.08      Waiver of Marshalling, Right of         30
                         Redemption Homestead and
                         Valuation
            3.09      Remedies Cumulative                     30
            3.10      Nonrecourse                             31
            3.11      Performance by LENDER                   31

  IV                  MISCELLANEOUS

            4.01      Severability                            32
            4.02      Certain Charges and Brokerage
                         Fees                                 32
            4.03      Notices                                 33
            4.04      BORROWER Not Released; Certain          33
                         LENDER Acts
            4.05      Inspection                              34
            4.06      Reconveyance or                         34
                         Cancellation
            4.07      Statute of Limitations                  34
            4.08      Interpretation                          34
            4.09      Consent; Delegation to Subagents        35
            4.10      Successors and Assigns                  35
            4.11      Governing Law                           35
            4.12      Changes in Taxation                     35
            4.13      Maximum Interest Rate                   35
            4.14      Time of the Essence                     36
            4.15      Reproduction of Documents               36
            4.16      Request for Notices                     36
            4.17      No Oral Modifications                   37

                      SIGNATURE PAGE

            Exhibit A - Legal Description of Land

            Exhibit B - Permitted Exceptions

      DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS,
                   SECURITY AGREEMENT AND FIXTURE FILING

     THIS DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING ("Security Deed") is made as of this 5th day of October, 1990, from HOLCOMB BRIDGE PARTNERS, L.P., a Georgia limited partnership, whose mailing address is c/o Barge-Wagener, Inc., 1815 The Exchange, Atlanta, Georgia 30339, Attention: John M. Barge and John Wagener (herein "BORROWER"), to ALLSTATE LIFE INSURANCE COMPANY, a corporation, whose mailing address is 3100 Sanders Road, Allstate Plaza West - M2A, Northbrook, Illinois, 60062, as Grantee (herein "LENDER").

     BORROWER, in consideration of the indebtedness herein recited, hereby irrevocably grants, bargains, sells, conveys, transfers and assigns to LENDER, its successors and assigns, with power of sale and right of entry and possession, all of BORROWER's estate, right, title and interest in, to and under that certain real property located in Fulton County, Georgia, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Land");

     TOGETHER with all of BORROWER's estate, right, title and interest in, to and under all buildings, structures, improvements and fixtures now existing or hereafter erected on the Land and all right, title and interest, if any, of BORROWER in and to the streets and roads, opened or proposed, abutting the Land to the center lines thereof, and strips within or adjoining the Land, the air space and right to use said air space above the Land, all rights of ingress and egress on or within the Land, all easements, rights and appurtenances thereto or used in connection with the Land, including, without limitation, air lateral support, alley and drainage rights, all revenues, income, rents, cash or security deposits, advance rental deposits, and other benefits thereof or arising from the use or enjoyment of all or any portion thereof (subject however to the rights and authorities given herein to BORROWER to collect and apply such revenues, and other benefits), all interests in and rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances thereon or therein, and water stock, all options to purchase or lease, all development or other rights relating to the Land or the operation thereof, or used in connection therewith, including all BORROWER's right, title and interest in all fixtures, attachments, partitions, machinery, equipment, building materials, appliances and goods of every nature whatever now or hereafter located on, or attached to, the Land, all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Security Deed, be deemed to be real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property; and BORROWER agrees to execute and deliver, from time to time, such further instruments and documents as may be required by LENDER to confirm the legal operation and effect of this Security Deed on any of the foregoing. All of the foregoing property described in this paragraph (the "Improvements") together with the Land, shall be herein after referred to as the "Subject Property").

     TOGETHER with all of BORROWER's right, title and interest in the following:

          (a) All equipment, fixtures, inventory, goods, instruments, appliances, furnishings, machinery, tools, raw materials, component parts, work in progress and materials, and all other tangible personal property of whatsoever kind, used or consumed in the improvement, use or enjoyment of the Subject Property now or any time hereafter owned or acquired by BORROWER, wherever located and all products thereof whether in possession of BORROWER or whether located on the Subject Property or elsewhere;

          (b) To the extent such general intangibles are assignable, all general intangibles relating to design, development, operation, management and use of the Subject Property, including, but not limited to, (i) all names under which or by which the Subject Property may at any time be owned and operated under any such names or any variant thereof, and all goodwill in any way relating to the Subject Property and all service marks and logotypes used in connection therewith, (ii) all permits, licenses, authorizations, variances, land use entitlements, approvals, consents, clearances, and rights obtained from governmental agencies issued or obtained in connection with the Subject Property, (iii) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use, occupation or operation of the Subject Property, (iv) all materials prepared for filing or filed with any governmental agency, and (v) the books and records of BORROWER relating to construction, or operation of the Subject Property;

          (c) All shares of stock or partnership interest or other evidence of ownership of any part of the Subject Property that is owned by BORROWER in common with others, including all water stock relating to the Subject Property, if any, and all documents or rights of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Subject Property provided, however, that the foregoing shall not include any ownership interests in the BORROWER;

          (d) All accounts, deposit accounts, tax and insurance escrows held pursuant to this Security Deed, accounts receivable, instruments, documents, documents of title, general intangibles, rights to payment of every kind, all of BORROWER's rights, direct or indirect, under or pursuant to any and all construction, development, financing, guaranty, indemnity, maintenance, management, service, supply and warranty agreements, commitments, contracts, subcontracts, insurance policies, licenses and bonds now or anytime hereafter arising from construction on the Land or the use or enjoyment of the Subject Property to the extent such are assignable;

     TOGETHER with all additions to, substitutions for and the products of
(a)-(d), and all proceeds, whether cash proceeds or noncash proceeds, and including insurance and condemnation proceeds, received when any such property (or the proceeds thereof) is sold, exchanged, leased, licensed, or otherwise disposed of, whether voluntarily or involuntarily. Such proceeds shall include any of the foregoing specifically described property of BORROWER acquired with cash proceeds.

     AND TOGETHER with, and without limiting the above items in (a)-(d), all Goods, Accounts, Documents, Instruments, Money, Chattel Paper and General Intangibles arising from or used in connection with the Subject Property, as those terms are defined in the Uniform Commercial Code from time to time in effect in the state in which the Subject Property is located. (All of the foregoing property in (a)-(d) and this paragraph, including such products and proceeds thereof, are collectively referred to as "Collateral".)

     The personal property in which LENDER has a security interest includes goods which are or shall become fixtures on the Subject Property. It is the intention and understanding of BORROWER that this Security Deed shall be a security agreement pursuant to the Uniform Commercial Code of the State of Georgia. This Security Deed is intended to serve as a fixture filing pursuant to the terms of the applicable provisions of the Uniform Commercial Code of the state in which the Subject Property is located.
This filing is to be recorded in the real estate records of the appropriate city, town or county in which the Subject Property is located. In that regard, the following information is provided:

     Names of Debtor:              Holcomb Bridge Partners, L.P.

     Address of Debtor:            See Section 4.16 hereof

     Name of Secured Party:        Allstate Life Insurance Company, an
                                   Illinois insurance corporation

     Address of Secured Party:     See Section 4.16 hereof.

     BORROWER warrants and agrees that there is no financing statement covering the foregoing Collateral, the Subject Property, or any part thereof, on file in any public office.

     This Security Deed is given for the purpose of securing:

          (a) The repayment of the indebtedness evidenced by that certain Mortgage Note ("Note") of even date herewith executed by BORROWER and payable to the order of LENDER, in the principal sum of SIX MILLION SEVEN HUNDRED THOUSAND DOLLARS ($6,700,000.00) with interest thereon, as provided therein and all late charges, loan fees, commitment fees, Prepayment Premiums (as described in the Note), and all extensions, renewals, modifications, amendments and replacements thereof;

          (b) The payment of all other sums which may be advanced by or otherwise be due to LENDER under any provision of this Security Deed or under any other instrument or document referred to in clause (c) below, with interest thereon at the rate provided herein or therein;

          (c) The performance of each and every covenant and agreement of BORROWER contained (i) herein, in the Note, or in any note evidencing a Future Advance (as hereinafter defined), and (ii) in the obligations of BORROWER upon any and all pledge or other security agreements, loan agreements, disbursement agreements, supplemental agreements, assignments (both present and collateral) and all instruments of indebtedness or security now or hereafter executed by BORROWER in connection with any indebtedness referred to in clauses (a), (b) or (d) of this paragraph or for the purpose of supplementing or amending this Security Deed or any instrument secured hereby, including, without limitation, the commitment letter between BORROWER and LENDER dated August 6, 1990 ("Commitment Letter") (all of the foregoing in this clause (ii), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements") and all costs and expenses, including reasonable attorneys' fees with respect to all such documents; and

          (d) The repayment of any other loans or advances, with interest thereon, hereafter made to BORROWER (or any successor in interest to BORROWER as the owner of the Subject Property or any part thereof) by LENDER when the promissory note evidencing the loan or advance specifically states that said note is secured by this Security Deed, together with all extensions, renewals, modifications, amendments and replacements thereof (herein and in the Related Agreements "Future Advance").

     TO HAVE AND TO HOLD the Subject Property to the use, benefit, and behoof of LENDER, forever, in Fee Simple. This Security Deed is intended to operate and is to be construed as a deed passing title to the Subject Property to LENDER and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage and is given to secure the payment of the indebtedness described above.

     BORROWER warrants that BORROWER has good title to the Subject Property, is lawfully seized and possessed of the Subject Property and every part thereof, and has the right to convey same; that the Subject Property is unencumbered except as may be expressly provided in the Permitted Exceptions described in Exhibit B attached hereto and incorporated herein by this reference (the "Permitted Exception"); and that BORROWER will forever warrant and defend title to the Subject Property unto LENDER against the claims of all persons whomsoever.


                                 ARTICLE I
                           COVENANTS OF BORROWER

     To protect the security of this Security Deed, BORROWER covenants and agrees as follows:

     1.01. Performance of Obligations Secured. BORROWER shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advance, and any prepayment and late charges provided for in the Note or in any note evidencing a Future Advance, and shall further perform fully and in a timely manner all other obligations of BORROWER contained herein or in the Note or in any note evidencing a Future Advance or in any of the Related Agreements.

     1.02. Insurance. For all times during the period there remains any indebtedness under the Note, or any and all other indebtedness (including without limitation Future Advances) secured by this Security Deed, BORROWER shall keep the Subject Property insured against all risks or hazards as LENDER may require. Such insurance shall be in policy form, amount and coverage satisfactory to LENDER, including, but not limited to: (i) Fire and extended coverage property damage insurance, including, but not limited to all risk and earthquake insurance and boiler and machinery insurance, if applicable, in an amount equal to the full replacement value of the Improvements, without deducting for depreciation, containing a waiver of subrogation clause and a deductible amount acceptable to LENDER. Said insurance shall name LENDER under a standard noncontributory mortgagee clause or otherwise directly insure LENDER's interest in the Subject Property. All losses under said insurance shall be payable to LENDER in the manner provided in Section 1.03 hereof; (ii) Comprehensive general liability insurance, in such form, amount and deductible satisfactory to LENDER, and naming LENDER under a standard noncontributory mortgagee clause or as additional insured covering LENDER's interest in the Subject Property; (iii) Business interruption or rent loss insurance in an amount at least equal to 100% of the annual debt service on the Note, the annual debt service on any other financing permitted by LENDER, ground rents, if any, and operating expenses for the Subject Property. Business interruption or rent loss insurance shall contain a standard noncontributory mortgagee clause in favor of and in form acceptable to LENDER; (iv) Flood insurance required by and obtainable through the National Flood Insurance Program sufficient to cover any damage which may be anticipated in the event of flood unless BORROWER has provided LENDER evidence satisfactory to LENDER that no portion of the Subject Property is located within the boundaries of the 100 year flood plain; and (v) so called "dram shop" insurance if alcoholic beverages are sold on the Subject Property. All policies of insurance required under this Section 1.02 shall be with a company or companies with a policy rating of A and financial rating of at least Class X in the most current edition of Best's Insurance Reports and authorized to do business in the state in which the Subject Property is located. All policies of insurance shall provide that they will not be cancelled or modified without thirty (30) days' prior written notice to LENDER. True copies of the above mentioned insurance policies or certificates of such insurance satisfactory to LENDER shall be delivered to and held by LENDER. True copies of all renewal and replacement policies shall be delivered to LENDER at least thirty (30) days before the expiration of the expiring policies. If any renewal or replacement policy is not obtained as required herein, LENDER is authorized to obtain the same in BORROWER's name and at BORROWER's expense. LENDER shall not by the fact of failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and BORROWER hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

     1.03.  Condemnation and Insurance Proceeds.

          (a) Immediately upon obtaining knowledge of the commencement or threat of any action in connection with (i) any condemnation or other taking ("Condemnation") of the Subject Property or any part thereof or (ii) any conveyance in lieu of condemnation ("Taking") of the Subject Property or any part thereof, BORROWER shall promptly notify LENDER in writing. In any event, such notice shall be given to LENDER no more than ten (10) days after BORROWER obtains knowledge of the commencement of or threat of a Condemnation or Taking. LENDER shall have the right, but not the obligation, to participate in any proceedings relating to any Condemnation or Taking and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of any claims arising from the Condemnation or Taking and no such settlement, adjustment or compromise shall be final or binding upon LENDER without LENDER's prior consent.

     If all or part of the Subject Property is taken by Condemnation or a Taking, and no Event of Default (as hereinafter defined) then exists, and LENDER in its reasonable judgment determines that the remainder of the Subject Property, if any, cannot be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation or Taking, then all proceeds of the Condemnation or Taking ("Condemnation Proceeds") shall be paid over to LENDER and shall be applied first toward reimbursement of the costs and expenses (including reasonable attorneys' fees) of LENDER, if any, in connection with the recovery of such proceeds, and then shall be applied in the sole and absolute discretion of LENDER and without regard to the adequacy of its security under this Security Deed: (i) to the payment or prepayment of all or any portion of the Note but without the payment of the Prepayment Premium unless an Event of Default exists, and/or (ii) to the performance of any of the covenants contained in this Security Deed as LENDER may determine, and/or (iii) to be released to the BORROWER.

     If less than all of the Subject Property is taken by Condemnation or a Taking, and no default then exists and LENDER in its reasonable judgment determines that the remainder of the Subject Property can be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation or Taking, then all Condemnation Proceeds shall be at the option of LENDER, either released to BORROWER for restoration of the Subject Property or deposited into an interest bearing condemnation escrow fund under an escrow agreement and with an escrow agent satisfactory to LENDER and BORROWER (the "condemnation escrow agent") and BORROWER shall restore the Subject Property to a value at least equivalent to its value immediately before the Condemnation or Taking. LENDER shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to LENDER, at BORROWER's expense, to estimate the cost to restore the remaining portion of the Subject Property. If the amount of the Condemnation Proceeds is not sufficient to restore the Subject Property based on the contractor's or engineer's opinion, subject to revision as restorations are made, BORROWER shall be obligated to deposit in the condemnation escrow fund the difference between the contractor's or engineer's estimate and the amount of the Condemnation Proceeds or to deliver to the condemnation escrow agent an irrevocable, unconditional letter of credit in form and issued by a financial institution acceptable to LENDER or other cash equivalent acceptable to LENDER. The BORROWER's funds, if necessary, and the Condemnation Proceeds shall be deposited into the condemnation escrow fund and shall not be released by the condemnation escrow agent unless used to restore the Subject Property and unless a disbursement agent satisfactory to LENDER and BORROWER approves such disbursements from time to time. The condemnation escrow agreement shall provide that the condemnation escrow agent shall not disburse funds to BORROWER unless and until: (i) LENDER has approved the plans and specifications for the restoration of the Subject Property; (ii) BORROWER has executed a contract with a general contractor acceptable to LENDER for the restoration of the Subject Property; (iii) the general contractor has submitted lien waivers and/or releases, executed by the general contractor and all subcontractors; (iv) BORROWER has furnished LENDER with an endorsement to its title policy showing no additional exceptions; and (v) BORROWER has submitted such other documents and information as may be requested by LENDER to determine that the work to be paid for has been performed in accordance with the plans and specifications approved by LENDER. If any requisition for payment of work performed is for an amount in excess of the sum then remaining in the condemnation escrow fund, BORROWER shall advance the requisite amount in cash to the condemnation escrow fund immediately upon written request from the condemnation escrow agent or LENDER. The cost of such condemnation escrow and services of the independent contractor or engineer shall be paid by BORROWER.

     If an Event of Default exists at the time that the Subject Property is Condemned or at the time of a Taking or at the time of payment of any Condemnation Proceeds, all Condemnation Proceeds and any interest earned thereon shall be paid over either by the condemning authority directly to LENDER or by the condemnation escrow agent to LENDER and shall be applied first toward reimbursement of the costs and expenses of LENDER (including reasonable attorneys' fees), if any, in connection with the recovery of such proceeds, and then shall be applied in the sole and absolute discretion of LENDER and without regard to the adequacy of its security under this Security Deed (i) to the payment or prepayment of all or any portion of the Note including the Prepayment Premium described in the Note;
(ii) to the reimbursement of expenses incurred by LENDER in connection with the restoration of the Subject Property; (iii) to the performance of any of the covenants contained in this Security Deed as LENDER may determine and/or (iv) if such Taking or Condemnation is partial, to be released to the BORROWER so long as the proceeds are used to restore the Subject Property or to reimburse BORROWER for costs and expenses incurred by BORROWER in such restoration. The amount released to BORROWER shall not be deemed a payment of any portion of the unpaid balance of the Note. Any prepayment of the Note or portion thereof pursuant to LENDER's election under this paragraph shall be subject to the Prepayment Premium described in the Note.

     Any Condemnation Proceeds and any interest thereon remaining in the condemnation escrow fund after restoration of the Subject Property pursuant to the plans and specifications shall be paid to BORROWER if the BORROWER is not then in default under this Security Deed, the Note or the Related Agreements. If, however, BORROWER is in default under this Security Deed, the Note or the Related Agreements, after payment of the costs to complete the restoration of the Subject Property, the amount remaining in the condemnation escrow fund may at the sole and absolute discretion of LENDER, be retained by LENDER and applied to the payment or prepayment of all or any principal and interest due under the Note and any excess shall be paid to the BORROWER or in accordance with a final order, if any, of a court of competent jurisdiction.

     If BORROWER (i) abandons the Subject Property or (ii) fails to fulfill any of BORROWER's obligations under this paragraph (a), then LENDER may, in its sole and absolute discretion, collect and apply the Condemnation Proceeds to the restoration of the Subject Property or to the payment or prepayment of all or any portion of the Note.

     At the time of any partial prepayment described in this subparagraph
(a), if BORROWER elects to exercise its right to prepay the portion of the Note remaining unpaid after application of the Condemnation Proceeds, such prepayment shall continue to be subject to the Prepayment Premium described in the Note.

          (b) Promptly upon obtaining knowledge of any casualty damage to the Subject Property or any part thereof, or damage in any other manner, BORROWER shall promptly notify LENDER in writing. In any event, such notice shall be given to LENDER no more than five days after BORROWER obtains knowledge of any damage to the Subject Property.

          (1) If no Event of Default exists at the time the Subject Property is damaged by fire or other casualty, BORROWER shall restore the Subject Property to its condition immediately preceding such damage and all proceeds of insurance shall be made available to BORROWER for such restoration on the terms and conditions set forth as follows:

               (A) If the estimated cost of restoration of the Subject Property is equal to or less than $50,000.00, BORROWER shall promptly settle and adjust any claims under the insurance policies which insure against such risks, receive and hold any insurance proceeds and apply the same to the restoration of the Subject Property, in which case BORROWER shall not be obligated to establish an insurance escrow fund. LENDER shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to LENDER to estimate the cost to restore the Subject Property to its original condition, which opinion may be revised, at BORROWER's expense, as restorations are made. If the amount of the insurance proceeds is not sufficient to restore the Subject Property based on an independent contractor's or engineer's opinion, subject to revision as restorations are made, BORROWER shall be obligated to pay the difference toward the restoration of the Subject Property.

               (B) If the estimated cost of restoration is greater than $50,000.00, LENDER shall have the right, but not the obligation, to participate in the settlement of the insurance claims and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of such insurance claims and no such settlement, adjustment, or compromise shall be final or binding upon LENDER without its prior consent. Upon settlement of insurance claims, the insurance proceeds shall be deposited into an interest bearing insurance escrow fund. The insurance escrow agent and the form of the insurance escrow agreement shall be satisfactory to LENDER and BORROWER. If the amount of the insurance proceeds is not sufficient to restore the Subject Property based on an independent contractor's or engineer's opinion described in Section 1.03(b)(1)(A), subject to revision as restorations are made, BORROWER shall be obligated to deposit in the insurance escrow fund the difference between the contractor's or engineer's estimate and the amount of the insurance proceeds or deliver to the insurance escrow agent an irrevocable, unconditional letter of credit issued in a form and by a financial institution acceptable to LENDER or other cash equivalent acceptable to LENDER. The BORROWER's funds, if necessary, and the insurance proceeds shall be deposited into the insurance escrow fund and shall not be released by the insurance escrow agent unless used to restore the Subject Property to its original condition and unless a disbursement agent satisfactory to LENDER and BORROWER approves such disbursements from time to time. The insurance escrow agreement shall provide that the insurance escrow agent shall not disburse funds to BORROWER unless and until (i) LENDER has approved the plans and specifications for the restoration of the Subject Property; (ii) BORROWER has executed a contract acceptable to LENDER with a general contractor acceptable to LENDER for the restoration of the Subject Property; (iii) the general contractor has submitted lien waivers and/or releases, executed by the general contractor and all subcontractors which may be partial to the extent of partial payments and which, in the case of releases, may be contingent upon payment if the insurance escrow agent makes payment directly to such contractor or subcontractor; (iv) BORROWER has furnished LENDER with an endorsement to its title policy showing no additional exceptions; and (v) BORROWER has submitted such other documents and information as may be requested by LENDER to determine that the work to be paid for has been performed in accordance with the plans and specifications approved by LENDER. If any requisition for payment of work performed is for an amount in excess of the sum then remaining in the insurance escrow fund, BORROWER shall advance the requisite amount in cash to the insurance escrow fund immediately upon written request from the disbursement agent or LENDER.

          (2) If an Event of Default exists at the time that the Subject Property is damaged by fire or other casualty, or at the time of payment of any insurance proceeds or at any time during the period of restoration of the Subject Property, all insurance proceeds and any interest earned thereon shall be either paid over by the insurer directly to LENDER or by the escrow agent to LENDER and shall be applied first toward reimbursement of the costs and expenses of LENDER, if any, in connection with the recovery of such proceeds, and then shall be applied in the sole and absolute discretion of LENDER and without regard to the adequacy of its security under this Security Deed (i) to the payment or prepayment of all or any portion of the Note, including the Prepayment Premium described in the Note; (ii) to the reimbursement of expenses incurred by LENDER in connection with the restoration of the Subject Property; (iii) to the performance of any of the covenants contained in this Security Deed as LENDER may determine and/or (iv) in accordance with the disbursement procedure set forth in Section 1.03(b)(1)(A) to be released to the BORROWER so long as the proceeds are used to restore the Subject Property or to reimburse BORROWER for costs and expenses incurred by BORROWER in such restoration. The amount released to BORROWER shall not be deemed a payment of any portion of the unpaid balance of the Note.

          (3) Any insurance proceeds and any interest thereon remaining in the insurance escrow fund after payment of the costs to complete the restoration of the Subject Property pursuant to the plans and specifications shall be paid to BORROWER if the BORROWER is not then in default under this Security Deed, the Note or Related Agreements. If, however, there remains an Event of Default under this Security Deed, the Note or Related Agreements after payment of the costs to complete the restoration of the Subject Property, the amount remaining in the insurance escrow fund may, at the sole and absolute discretion of LENDER, be paid to the LENDER and applied to the payment or prepayment of all or any principal and interest due under the Note, including the Prepayment Premium described in the Note.

          (4) If BORROWER (i) abandons the Subject Property, (ii) fails to respond within 90 days to a settlement offer by the insurer, (iii) fails to fulfill any of BORROWER's obligations under this paragraph
     (b), including, but not limited to, the obligations to promptly settle and adjust any insurance claims, to apply all insurance proceeds to the restoration of the Subject Property, to fund any difference between the contractor's or engineer's estimate and the amount of insurance proceeds, and to fund in cash any differences between the cost of restoration and the amount in the insurance escrow fund, or
     (iv) fails to satisfy any condition to a disbursement of insurance proceeds set forth in Section 1.06(b)(1)(B) within 30 days after written notice from LENDER to BORROWER demanding such satisfaction, then LENDER may at its sole and absolute discretion collect and apply the insurance proceeds to the restoration of the Subject Property or to the payment or prepayment of all or any portion of the Note, including the Prepayment Premium described in the Note.

          (5) Any prepayment of the Note or a portion thereof pursuant to LENDER's election under this paragraph (B) shall not be subject to the Prepayment Premium described in the Note unless an Event of Default exists. At the time of any partial prepayment described in this paragraph (b), if BORROWER elects to exercise its right to prepay the portion of the Note remaining unpaid after application of the insurance proceeds, such prepayments shall continue to be subject to the Prepayment Premium described in the Note.

     1.04. Taxes, Liens and other Items. BORROWER shall pay any and all taxes, bonds, assessments, fees, liens, charges, fines, impositions and any accrued interest or penalty thereon, and any and all other items which are attributable to or affect the Subject Property by making payment prior to delinquency directly to the payee thereof and promptly furnish copies of paid receipts for these to LENDER. BORROWER shall promptly discharge or bond any lien or encumbrance on the Subject Property whether said lien or encumbrance has or may attain priority over this Security Deed or not.
This Security Deed shall be the sole encumbrance on the Subject Property and, if with the consent of LENDER it is not the sole encumbrance, then it shall be prior to any and all other liens or encumbrances on the Subject Property. Provided that the priority of this Security Deed is not in any way affected, BORROWER may in good faith protest the payment of any tax or lien which it believes is unwarranted or excessive and may defer payment of such tax pending conclusion of such contest if legally permitted to do so and provided LENDER's security is not jeopardized in LENDER's sole opinion. As further security for the payment of the Note and the payment of real estate taxes, regular or special assessments and insurance premiums, BORROWER shall be required to deposit 1/12 of the annual amounts of such items as estimated by LENDER, with each monthly payment on the Note.
LENDER shall be furnished evidence to allow it to estimate such amounts, including paid receipts or annual insurance premium statements, assessment notices and tax receipts.

     1.05.  Assignment of Leases, Contracts, Rents and Profits.

          (a) BORROWER hereby absolutely, presently and unconditionally assigns, transfers, conveys and sets over to LENDER the following:

          (1) All of the rents, income, profits, revenue, judgments, condemnation awards, insurance proceeds, unearned insurance premiums and any other fees or sums payable to BORROWER or any other person as landlord and other benefits and rights of the Subject Property arising from the use, occupancy, operation or management of all or any portion thereof or from all the Leases (as defined in subparagraph (2)), and any proceeds, deposits or security deposits relating thereto, including, without limitation, any award to BORROWER made hereafter in any court involving any of the tenants under the Leases in any bankruptcy, insolvency, or reorganization proceeding in any state or federal court, and BORROWER's right to appear in any action and/or to collect any such award or payment, and all payments by any tenant in lieu of rent (collectively, "Rents and Profits");

          (2) All of the leases of the Subject Property which are in effect on the date hereof, and entered into or in effect from time to time after the date hereof, including, without limitation, all amendments, extensions, replacements, modifications and renewals thereof and all subleases, concession agreements, any ground leases or ground subleases and all other agreements affecting the same (the "Leases");

          (3) All right, title and interest of BORROWER in and to all Leases whether arising thereunder, by statute, at law, in equity, or in any other way;

          (4) All right, title and interest of BORROWER in and to all contracts, agreements, management, operating and maintenance agreements, warranties, licenses, permits, guaranties and sales contracts relating to the Subject Property and the Collateral (the "Contracts").

          (b) Notwithstanding the provisions of paragraph (a), prior to the occurrence of any Event of Default hereunder, LENDER shall not exercise any of the rights or powers conferred upon LENDER by this Section 1.05, and, subject to Section 1.05(f), BORROWER shall have a license to manage the Subject Property, to collect, receive and use all Rents and Profits, to let the Subject Property and to take all such actions which a reasonable and prudent landlord would take in enforcing the provisions of the Leases or Contracts. This covenant is not intended to benefit any party other than BORROWER. Upon the occurrence of an Event of Default (whether or not LENDER shall have exercised its option to declare the Note immediately due and payable), such license shall be automatically revoked without any action required by LENDER and the Rents and Profits shall be paid directly to LENDER; and LENDER may notify the tenants under the Leases or any other parties in possession of the Subject Property, to pay the Rents and Profits directly to LENDER at the address specified in Section 4.16. Rents and Profits so paid to LENDER may be applied by LENDER, at LENDER's sole discretion, to the payment of the costs and expenses of the operation of the Subject Property, to the payment of accrued interest and principal on the Note and/or to the prepayment of the Note, including the Prepayment Premium defined in the Note, all in the order, manner and respective amounts as LENDER shall from time to time determine.

          (c) Upon the occurrence of an Event of Default, the LENDER shall have the right but not the obligation to perform as landlord under the Leases and as a party under the Contracts. The assignment of Rents and Profits set forth herein constitutes an irrevocable direction and authorization of all tenants under the Leases to pay all Rents and Profits to LENDER upon demand and without further consent or other action by BORROWER. BORROWER irrevocably appoints LENDER its true and lawful attorney, at the option of LENDER at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of BORROWER or in the name of LENDER, for all such Rents and Profits and apply the same to the indebtedness secured by this Security Deed.

          (d) Neither the foregoing assignment of Rents and Profits, Leases and Contracts to LENDER nor the exercise by LENDER of any of its rights or remedies under Article III shall be deemed to make LENDER a "mortgagee-in-possession" or otherwise liable in any manner with respect to the Subject Property, unless LENDER, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Subject Property by any court at the request of LENDER or by agreement with BORROWER, or the entering into possession of the Subject Property by such receiver, be deemed to make LENDER a "mortgagee-in-possession" or otherwise liable in any manner with respect to the Subject Property.

          (e) In the event LENDER collects and receives any Rents and Profits under this Section 1.05 pursuant to any Monetary or Performance Default as defined in Section 2.01 hereof, such collection or receipt shall in no way constitute a curing of the Monetary or Performance Default.

          (f) Without the prior written consent of LENDER, BORROWER shall not (1) modify, amend, cancel or in any way alter the terms of the Leases previously approved by LENDER or take any action under or with respect to any such Leases which would materially decrease either the obligations of the tenant thereunder or the rights or remedies of the landlord, or (2) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases, or (3) in any other manner impair LENDER's rights and interest with respect to the Rents and Profits, (4) pledge, transfer, mortgage or otherwise encumber or assign the Leases, the Contracts or the Rents and Profits, or (5) collect rents more than 30 days prior to accrual or, (6) enter into any leases except that LENDER's prior written approval shall not be required with respect to Leases which (i) provide for a term of five (5) years or less and a market rental rate for comparable properties within the Subject Property's market area, (ii) have been negotiated at arm's length, (iii) are for less than ten percent (10%) of the total rentable square feet in any buildings on the Subject Property, and (iv) do not contain material modifications to the form of lease previously approved by LENDER.

          (g) BORROWER shall promptly give notice to LENDER of any material default under any of the Leases together with a complete copy of any notices delivered to or by the tenant as a result of such default. LENDER shall have the right, but not the obligation, to cure any default of BORROWER under any of the Leases and all amounts disbursed in connection with said cure shall be deemed to be indebtedness secured hereby.

          (h) LENDER shall have the right to approve any lease forms used by BORROWER for lease of space in the Subject Property.

          (i)  BORROWER hereby represents, warrants and agrees that:

               (i) BORROWER has the right, power and capacity to make this assignment and that no person, firm or corporation or other entity other than BORROWER has or will have any right, title or interest in or to the Leases or the Rents and Profits;

               (ii) BORROWER shall, at its sole cost and expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases. BORROWER shall enforce the performance of each obligation of the tenants under the Leases and will appear in and prosecute or defend any action connected with the Leases or the obligations of the tenants thereunder;

               (iii) BORROWER agrees to assign and transfer to LENDER all further Leases of the Subject Property, and to execute and deliver, at the request of LENDER, all such further assurances and assignments as LENDER shall from time to time require.

          (j) LENDER shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this assignment. BORROWER shall and does hereby agree to indemnify LENDER for and to defend and hold LENDER harmless from any liability, loss or damage which LENDER may incur under the Leases or under or by reason of this assignment, and from any claims whatsoever which may be asserted against LENDER by reason of any alleged obligations or undertakings on LENDER's part to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should LENDER incur any liability, loss or damage under the Leases or under or by reason of this assignment, or in the defense of any of such claims or demands, the amount thereof, including costs, expenses and attorneys' fees, shall be secured by this Security Deed; and BORROWER shall reimburse LENDER therefor immediately upon demand, and upon failure of BORROWER to do so, LENDER may declare all sums so secured to be immediately due and payable.

          (k) LENDER may take or release other security, may release any party primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of such indebtedness, without prejudice to any of its rights hereunder.

          (l) Nothing herein contained and no act done or omitted by LENDER pursuant to the powers and rights granted it herein shall be deemed to be a waiver by LENDER of its other rights and remedies under the Note and this Security Deed, and this assignment is made and accepted without prejudice to any of the other rights and remedies possessed by LENDER under the terms thereof. The right of LENDER to collect said indebtedness and to enforce any other security therefor held by it may be exercised by LENDER either prior to, simultaneously with, or subsequent to any action taken by it hereunder. It is the intent of both BORROWER and LENDER that this assignment be supplementary to, and not in substitution of, any other provision contained in this Security Deed giving LENDER any interest in or rights with respect to the Leases or Rents and Profits.

          (m) Neither this assignment nor pursuit of any remedy hereunder by LENDER shall cause or constitute a merger of the interests of the tenant and the BORROWER under any of the Leases such that any of the Leases hereby assigned are no longer valid and binding legal obligations of the parties executing the same.

          (n) Upon the occurrence of an Event of Default, LENDER may, at its option, without any action on its part being required and without in any way waiving such default, take possession of the Subject Property and have, hold, manage, lease and operate the same, on such terms and for such period of time as LENDER may deem proper, and may collect and receive all Rents and Profits, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto as may seem proper to LENDER, and to apply such Rents and Profits to the payment of (a) the cost of all such alterations, renovations, repairs and replacements, and all costs and expenses incident to taking and retaining possession of the Subject Property, and the management and operation thereof, and keeping the same properly insured; (b) all taxes, charges, claims, assessments, and any other liens which may be prior to this Security Deed, and premiums for insurance, with interest on all such items; and (c) the indebtedness secured hereby; together with all costs and attorneys' fees, in such order or priority as to any of such items as LENDER in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding. Any amounts received by BORROWER or its agents in the performance of any acts prohibited by the terms of this assignment, including but not limited to any amounts received in connection with any cancellation, modification or amendment of any of the Leases prohibited by the terms of this assignment and any Rents and Profits received by BORROWER after the occurrence of an Event of Default shall be held by BORROWER as trustee for LENDER and all such amounts shall be accounted for to LENDER and shall not be commingled with other funds of the BORROWER. Any person receiving any portion of such trust funds shall receive the same in trust for LENDER as if such person had actual or constructive notice that such funds were impressed with a trust in accordance herewith.

          (o) The receipt by LENDER of any Rents and Profits pursuant to this assignment after the institution of foreclosure proceedings under this Security Deed shall not cure any such Event of Default or affect such proceedings or any sale pursuant thereto.

          (p) BORROWER shall from time to time execute and deliver to LENDER, upon demand, any writings that LENDER may reasonably deem necessary to carry out the intent of Section 1.05 hereof or to enable LENDER to enforce any rights hereunder.

          (q) BORROWER shall complete the cure of a default by it under the lease between BORROWER and Super Discount Markets, Inc. ("Cub") dated November 20, 1987, within fifteen (15) days after notice from Cub, and failure to do so shall be an Event of Default entitling LENDER to all its remedies hereunder, including, without limitation, the remedies set forth in Section 3.11 below.

     1.06. Acceleration Upon Sale or Encumbrance. If BORROWER shall (i) sell or convey the Subject Property or any part thereof, or any interest in the Subject Property or in BORROWER; (ii) be divested of its title to the Subject Property or any interest therein; (iii) further encumber the Subject Property or the ownership interests in the BORROWER; (iv) enter into any lease giving the tenant any option to purchase the Subject Property or any part thereof; or (v) encumber, grant a security interest in, transfer, permit the transfer of, or change or permit the change in the ownership of shares of the BORROWER or any corporate general partner in BORROWER or the amount of the general partnership interests in the general partners of the BORROWER or the beneficiary thereof, without the prior written consent of LENDER, then LENDER shall have the right, at its option, to declare the indebtedness secured by this Security Deed, irrespective of the maturity date specified in the Note, immediately due and payable.

     Except as expressly consented to in writing by LENDER, BORROWER shall not permit any additional encumbrances on the Subject Property.

     1.07. Preservation and Maintenance of Subject Property. BORROWER shall hire competent and responsive property managers who shall be reasonably acceptable to LENDER. BORROWER or its property manager, if applicable shall keep the Subject Property and every part thereof in good condition and repair, in accordance with sound property management practices and shall promptly and faithfully comply with and obey all laws, ordinances, rules, regulations, requirements and orders of every duly constituted governmental authority or agent having jurisdiction with respect to the Subject Property. BORROWER shall not permit or commit any waste, impairment, or deterioration of the Subject Property, nor commit, suffer or permit any act upon or use of the Subject Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted, or in violation of any covenants, conditions or restrictions affecting the Subject Property or bring or keep any article in the Subject Property or cause or permit any condition to exist thereon which would be prohibited by or invalidate the insurance coverage required to be maintained hereunder. BORROWER shall not make any material structural changes or alterations to the Subject Property nor remove or demolish the Improvements or any portion thereof without the prior written consent of LENDER which approval shall not be unreasonably withheld. BORROWER shall promptly restore any portion of the Subject Property which may be damaged or destroyed. BORROWER shall promptly bond or discharge any mechanics' liens against the Subject Property.

     Unless required by applicable law or unless LENDER has otherwise first agreed in writing, BORROWER shall not make or allow any changes which will adversely affect the value of the Subject Property to be made in the nature of the occupancy or use of the Subject Property or any part thereof for which the Subject Property or such part was intended at the time this Security Deed was delivered. BORROWER shall not initiate or acquiesce in any change which will adversely affect the value of the Subject Property in any zoning or other land use classification now or hereafter in effect and affecting the Subject Property or any part thereof without in each case obtaining LENDER's prior written consent thereto.

     1.08. Offset Certificates. BORROWER, within three (3) days upon request in person or within ten (10) days upon request by mail, shall furnish a written statement duly acknowledged and notarized, of all amounts due on any indebtedness secured hereby or secured by any of the Related Agreements, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured hereby and covering such other matters with respect to any such indebtedness as LENDER may reasonably require.

     1.09. Protection of Security; Costs and Expenses. BORROWER shall hire competent and responsible property managers which shall be reasonably acceptable to LENDER. BORROWER and its property manager, if applicable, shall appear in and defend any action or proceeding purporting to affect the security of this Security Deed or any additional or other security for the obligations secured hereby, or the rights or powers of the LENDER, and shall pay all costs and expenses actually incurred, including, without limitation, cost of evidence of title and actual attorneys' fees, in any such action or proceeding in which LENDER may appear, and in any suit brought by LENDER to foreclose this Security Deed or to enforce or establish any other rights or remedies of LENDER hereunder or under any other security for the obligations secured hereby. If BORROWER fails to perform any of the covenants or agreements contained in this Security Deed, or if any action or proceeding is commenced which affects LENDER's interest in the Subject Property or any part thereof, including, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then LENDER may, but without obligation to do so and without notice to or demand upon BORROWER, perform such covenant or agreement and compromise any encumbrance, charge or lien which in the judgment of LENDER appears to be prior or superior hereto; BORROWER further agrees to pay all expenses of LENDER actually incurred (including reasonable and actual fees and disbursements of counsel) incident to the protection or enforcement of the rights of LENDER hereunder, and enforcement or collection of payment of the Note or any Future Advance whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of BORROWER, or otherwise. Any amounts disbursed by LENDER pursuant to this Section shall be additional indebtedness of BORROWER secured by this Security Deed and each of the Related Agreements as of the date of disbursement and shall bear interest at the Contract Rate for the first five (5) business days after demand for payment and thereafter at the Default Rate set forth in the Note, until paid. All such amounts shall be payable by BORROWER immediately upon demand. Nothing contained in this Section shall be construed to require LENDER to incur any expense, make any appearance, or take any other action.

     1.10.  BORROWER's Covenants Respecting Collateral.

          (a) BORROWER shall execute and deliver financing and continuation statements covering the Collateral from time to time and in such form as LENDER may require to perfect and continue the perfection of LENDER's security interest with respect to such property, and BORROWER shall pay all reasonable costs and expenses of any record searches for financing statements LENDER may require;

          (b) Without the prior written consent of LENDER, BORROWER shall not create or suffer to be created any other security interest in the Collateral, including replacements and additions thereto;

          (c) Without the prior written consent of LENDER or except in the ordinary course of business, BORROWER shall not sell, transfer or encumber any of the Collateral, or remove any of the Collateral from the Subject Property unless BORROWER shall promptly substitute and replace the property removed with similar property of at least equivalent value on which LENDER shall have a continuing security interest ranking at least equal in priority to LENDER's security interest in the property removed;

          (d) BORROWER shall (i) upon reasonable notice (unless an emergency or Event of Default exists) permit LENDER and its representatives to enter upon the Subject Property to inspect the Collateral and BORROWER's books and records relating to the Collateral and make extracts therefrom and to arrange for verification of the amount of Collateral, under procedures acceptable to LENDER, directly with BORROWER's debtors or otherwise at BORROWER's expense; (ii) promptly notify LENDER of any attachment or other legal process levied against any of the Collateral and any information received by BORROWER relative to the Collateral, BORROWER's debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of LENDER in respect thereto; (iii) reimburse LENDER upon demand for any and all costs actually incurred, including, without limitation, reasonable and actual attorneys' and accountants' fees, and other expenses incurred in collecting any sums payable by BORROWER under any obligation secured hereby, or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (iv) notify LENDER of each location at which the Collateral is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location, including, without limitation, each office of BORROWER at which records relating to the Collateral are kept;
(v) provide, maintain and deliver to LENDER originals or certified copies of the policies of insurance and certificates of insurance insuring the Collateral against loss or damage by such risks and in such amounts, form and by such companies as LENDER may require and with loss payable to LENDER, and in the event LENDER takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of LENDER become the sole property of LENDER; and (vi) do all acts necessary to maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair and prevent any waste or unusual or unreasonable depreciation thereof.

          (e) Until LENDER exercises its right to collect proceeds of the Collateral pursuant hereto, BORROWER will collect with diligence any and all proceeds of the Collateral. If an Event of Default exists, any proceeds received by BORROWER shall be held in trust for LENDER, and BORROWER shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of LENDER and shall deliver to LENDER such collections at such time as LENDER may request in the identical form received, properly endorsed or assigned when required to enable LENDER to complete collection thereof.

          (f) LENDER shall have all of the rights and remedies granted to a secured party under the Uniform Commercial Code of the state in which the Collateral is located, as well as all other rights and remedies available at law or in equity. During the continuance of any Event of Default hereunder or under the Note, LENDER shall have the right to take possession of all or any part of the Collateral, to receive directly or through its agent(s) collections of proceeds of the Collateral (including notification of the persons obligated to make payments to BORROWER in respect of the Collateral), to release persons liable on the Collateral and compromise disputes in connection therewith, to exercise all rights, powers and remedies which BORROWER would have, but for the security agreement contained herein and in this Section 1.10, to all of the Collateral and proceeds thereof, and to do all other acts and things and execute all documents in the name of BORROWER or otherwise, deemed by LENDER as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; and

          (g) During the continuance of any Event of Default hereunder or under the Note, BORROWER shall, at the request of LENDER, assemble and deliver the Collateral and books and records pertaining to the Subject Property at a place designated by LENDER, and LENDER may, with reasonable notice to BORROWER (unless an emergency or Event of Default exists), enter onto the Subject Property and take possession of the Collateral. It is agreed that public or private sales, for cash or on credit to a wholesaler or retailer or investor, or user of collateral of the types subject to the security agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. The proceeds of any sale of the Collateral shall be applied first to the expenses of LENDER actually incurred in retaking, holding, preparing for sale, selling or similar matters, including reasonable and actual attorneys' fees.

     1.11. Covenants Regarding Financial Statements. BORROWER shall keep true books of record and account in which full, true and correct entries in accordance with sound accounting practice and principles applied on a consistent basis from year to year shall be made of all dealings or transactions with respect to the Subject Property.

     Within 90 days after the last day of each fiscal year of BORROWER during the term of the Note, BORROWER shall deliver to LENDER unaudited annual financial reports prepared in accordance with generally accepted auditing standards and generally accepted accounting principles consistently applied covering the operation of the Subject Property and the financial condition of BORROWER for the previous fiscal year and a current rent roll, all certified to LENDER by a managing general partner or chief financial officer of BORROWER to be complete, correct and accurate. Within 90 days after the last day of each fiscal quarter of the BORROWER during the term of the Note, BORROWER shall also deliver to LENDER unaudited financial reports prepared in accordance with generally accepted accounting principles consistently applied covering the operation of the Subject Property and the financial condition of BORROWER for the previous fiscal quarter, certified to LENDER by the managing general partner or chief financial officer of BORROWER to be complete, correct and accurate. Within forty-five (45) days after the last day of each fiscal quarter during the term of the Note, BORROWER will also deliver to LENDER a current rent roll of the Subject Property, certified to LENDER by the chief financial officer or managing general partner of BORROWER to be complete, correct and accurate. All reports shall include, without limitation, balance sheets and statements of income and of partner's equity, if applicable, setting forth in each case in comparative form the figures for the previous fiscal quarter or year, as the case may be. The interim quarterly reports shall also include a breakdown of all categories of revenues and expenses, and any supporting schedules and data requested by LENDER. Each set of annual or quarterly financial reports or quarterly rent rolls delivered to LENDER pursuant to this Section 1.11 shall also be accompanied by a certificate of the chief financial officer or the managing general partner of BORROWER, stating whether any condition or event exists or has existed during the period covered by the annual or quarterly reports which then constituted or now constitutes an Event of Default under the Note or this Security Deed, and if any such condition or event then existed or now exists, specifying its nature and period of existence and what BORROWER did or proposes to do with respect to such condition or event.

     In the event such statements are not in a form reasonably acceptable to LENDER or BORROWER fails to furnish such statements and reports, then LENDER shall have the immediate and absolute right to audit the respective books and records of the Subject Property and BORROWER at the expense of BORROWER.

     1.12. Covenants of BORROWER. BORROWER covenants: (a) that no substances, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Material Law (defined below), the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic waste, materials or substances ("Hazardous Materials") under any law relating to environmental conditions and industrial hygiene, including without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Clean Air Act, 42 U.S.C. Sections 741 et seq., the Clean Water Act, 33 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, decrees now or hereafter promulgated thereunder (collectively, the "Hazardous Material Laws"), shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, in, on or under the Subject Property, including, without limitation, the surface and subsurface waters of the Subject Property; (b) that no activity shall be undertaken on the Subject Property which would cause (i) the Subject Property to become a hazardous waste treatment, storage or disposal facility as such terminology is defined and classified under any Hazardous Material Law, (ii) a release or threatened release of Hazardous Material from the Subject Property in violation of any Hazardous Material Law, or (iii) the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law and for which no such permit has been issued; (c) that no activity shall be undertaken or permitted to be undertaken, by the BORROWER on the Subject Property which would result in a violation under any Hazardous Material Law, (d) to obtain and deliver to LENDER, within a reasonable time following completion of the actions as have been required to be taken by the appropriate governmental agency, certifications of engineers or other professionals reasonably acceptable to LENDER, in form and substance reasonably satisfactory to LENDER, certifying that all necessary and required actions to clean up, remove, contain, prevent and eliminate all releases or threats of release of Hazardous Materials on or about the Subject Property to the levels required by the appropriate governmental agencies have been taken, and that upon completion of such action, the Subject Property is, to the knowledge of such professional, then in compliance with applicable Hazardous Material Laws as then in effect and applicable to such actions.

     1.13. Additional Encumbrances on the Subject Property. Notwithstanding any provision in the Note, this Security Deed or the Related Agreements to the contrary, BORROWER may, provided that no event has occurred which is or with notice or the passage of time or both, could become a default under the Note, this Security Deed or the Related Agreements, encumber the Subject Property with a sole additional mortgage to a subordinate mortgagee ("Subordinate Mortgagee") to secure secondary indebtedness (the "Second Loan") in form and content satisfactory to LENDER in LENDER's reasonable discretion, under the following conditions:

     (a) The amount of Second Loan when added to the unpaid balance of the Note, shall be no more than ninety percent (90%) of the value established in a then-current MAI appraisal of the Subject Property made at BORROWER's expense by a then-currently certified MAI appraiser mutually satisfactory to LENDER and BORROWER.

     (b) The ratio of Net Operating Income, as defined in this Section 1.13, to annual debt service due under the Note and the Second Loan (calculated as though the Second Loan were already in place), shall be no less than 110% for the 12 month period ending 30 days before the payment date of the recording of the Second Loan documents.

     (c) LENDER may reinstate its rights to require escrow deposits of real estate taxes and assessments and insurance premiums.

     (d) The Subordinate Mortgagee shall expressly acknowledge the priority of the debt, liens and security interests of the loan secured by this Security Deed ("Allstate Loan") over the debt, liens and security interests of the Second Loan, in a subordination agreement between LENDER and the Subordinate Mortgagee satisfactory in form and substance to LENDER ("Subordination Agreement"). Failure to include any of the following provisions in the Subordination Agreement shall constitute a default under the Note and this Security Deed. The Subordination Agreement shall provide, without limitation, that:

          (i) The Subordinate Mortgagee shall give LENDER notice of any default by BORROWER under the Second Loan at the time such notice is given to BORROWER, copies of all further notices to BORROWER relating to such default and copies of any foreclosure proceedings involving the BORROWER.

         (ii) LENDER may, without affecting the subordination of the Second Loan (1) release or compromise any obligation in the Note, this Security Agreement or the Related Agreements,
                (2) release its liens in, or surrender, release or permit any substitution or exchange of all or any part of any properties securing repayment of the Note or (3) retain or obtain a lien in any property to further secure payment of the Note.

        (iii) LENDER shall give the Subordinate Mortgagee notices of monetary default under the Allstate Loan and shall give the Subordinate Mortgagee copies of any notices of nonmonetary default under the Note, this Security Deed and the Related Agreements. The Subordinate Mortgagee shall have the right to cure (a) monetary defaults by BORROWER within ten days after notice is sent to the Subordinate Mortgagee and (b) nonmonetary defaults by BORROWER within the time periods allowed BORROWER. Failure to give such notices shall not interfere with any of LENDER's rights under the Note, this Security Deed and the Related Agreements. LENDER shall not be obligated to give the Subordinate Mortgagee notices of
                (1) any increase, amendment, deferral, extension, consolidation, or supplement ("Modification") to the Note, this Security Deed and the Related Agreements if such Modification does not increase the principal amount of the Note, reduce the term of the Note or increase the interest rate on the Note, except as otherwise expressly permitted under the Allstate Loan, provided that LENDER may, without notice to the Subordinate Mortgagee, enter into Modifications which provide for increases in the Allstate Loan resulting from actions by LENDER to protect the security of this Security Deed, increases for amounts expended by LENDER to remedy a default of BORROWER under the Allstate Loan, increases to work out repayment of the Note due to BORROWER's default, and increases representing deferrals of interest or other charges payable by BORROWER under the Note; or (2) any cancellation, extension, modification, renewal or amendment of any of the Leases.

         (iv) The commencement of foreclosure proceedings or other remedial action under the Second Loan by the Subordinate Mortgagee, shall constitute a default under the Allstate Loan at the time the Subordinate Mortgagee takes such enforcement or remedial action.

          (v) All amounts due to the Subordinate Mortgagee by BORROWER under the Second Loan (including interest and/or principal payments or prepayments, assignments of leases and rents, rights with respect to insurance proceeds and condemnation awards, advances and expenses with interest), shall at all times be wholly subordinate in right of payment to the indebtedness of the BORROWER evidenced by the Allstate Loan. All the liens, security interests, terms, covenants and conditions of the Second Loan shall at all times be wholly subordinate to the liens, security interests, terms, covenants and conditions of the Allstate Loan.

         (vi) During the continuance of a default under the Note after Subordinate Mortgagee has received notice from LENDER of such default, or in the event of a foreclosure sale under either the Allstate Loan or the Second Loan or any liquidation or dissolution of BORROWER, or of any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the BORROWER or its property, the Subordinate Mortgagee shall not be entitled to receive or retain any payment made under the Second Loan and all amounts due under the Note shall first be paid in full before any payment is made under the Second Loan. In such event a payment or distribution of any kind, whether in cash, rents, profits, property or securities, which is made against the Second Loan shall be held in trust by the Subordinate Mortgagee for the benefit of LENDER and shall be paid over to LENDER in kind for application in payment of the Note. The Note shall not be deemed paid or satisfied in full until LENDER has received a payment that is not subject to rescission, restoration or return.

        (vii) If the Subordinate Mortgagee brings a foreclosure proceeding, no tenant will be named as a party defendant and no action will be taken that would terminate any Leases or other rights held by or granted by third parties with respect to the Subject Property.

     (e) For the purposes of this Section 1.13, "Net Operating Income" shall mean all rents projected from tenants in the Subject Property and paying rent under Leases in effect during the applicable twelve month period, which do not contain any termination rights during that period, calculated on a cash basis, including all amounts received from tenants as payment of operating expenses but not including refundable deposits, principal or interest payments received by BORROWER on loans to tenants and fees and reimbursements for work performed for tenants by BORROWER, less all amounts calculated on a cash basis, for the operation or maintenance of the Subject Property, including ground rents, the cost of property management, maintenance, cleaning, security, landscaping, parking maintenance and utilities, and other costs and expenses approved in writing by LENDER and amounts reasonably estimated by LENDER for the payment of real estate taxes and assessments and other taxes related to the operation of the Subject Property, insurance premiums, necessary repairs and future replacements of equipment; payments under the Note and the Second Loan shall not be included in Net Operating Income.

     (f) BORROWER shall not permit any additional encumbrances on the Subject Property other than the Second Loan permitted under this
          Section 1.13.


                                ARTICLE II
                             EVENTS OF DEFAULT

     Each of the following shall constitute an event of default ("Event of Default") hereunder:

     2.01. Monetary and Performance Defaults. Failure to make any payment of principal, interest or Prepayment Premium on the Note or any Future Advance or to make any payment due under this Security Deed, within ten
(10) days after the date when due and payable whether at maturity or by acceleration or as part of any prepayment or otherwise ("Monetary Default"); or default in the performance of, or breach of, any of the covenants or agreements of BORROWER contained herein, in the Note, in any note evidencing a Future Advance or in any Related Agreement ("Performance Default"), if such default or breach shall continue for fifteen (15) days or more after written notification specifying the nature of the default has been received from LENDER to cure the default; provided, however, that if such Performance Default is of a nature that it cannot be cured within such 15 day period, then BORROWER shall not be in default if it commences good faith efforts to cure such default within said 15 day period, demonstrates continuous diligent efforts to cure such Performance Default in a manner satisfactory to LENDER and, within a reasonable period, not to exceed 180 days after the date notification of default was received by BORROWER, completes the cure of such default.

     2.02. Bankruptcy, Insolvency, Dissolution. Any court of competent jurisdiction shall sign an order (a) adjudicating BORROWER, or any general partner of BORROWER, or any guarantor (which term when used in this Security Deed shall mean guarantor of payment of the indebtedness) bankrupt or insolvent, (b) appointing a receiver, trustee or liquidator of the Subject Property or of a substantial part of the property of BORROWER, or any general partner of BORROWER, or any guarantor, or (c) approving a petition for, or effecting an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of LENDER or of other creditors of BORROWER, or any general partner of BORROWER, or any guarantor; or BORROWER, any general partner of BORROWER or any guarantor, shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of its property, (ii) as debtor, file a voluntary petition in bankruptcy, or petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it and any proceeding under such law, (iii) admit in writing an inability to pay its debts as they mature, or (iv) make a general assignment for the benefit of creditors.

     2.03. Misrepresentation. A misrepresentation by BORROWER is an Event of Default. A misrepresentation shall be any representation, warranty, statement, certificate, schedule and/or report made or furnished to LENDER by BORROWER in this Security Deed or any of the Related Agreements which is false or misleading in any material respect as of the date made or furnished.

     2.04. Default under Subordinate Loans. An occurrence of a default under any loan subordinate to this Security Deed which is not an independent default under this Security Deed which results in the commencement of foreclosure proceedings or the taking of any other remedial action under such subordinate loan.


                                ARTICLE III
                                 REMEDIES

     Upon the occurrence of any Event of Default, LENDER shall have the following rights and remedies:

     3.01. Acceleration. LENDER may without notice or demand, declare the entire principal amount of the Note and/or any Future Advances then outstanding and accrued and unpaid interest thereon, and all other sums or payments required thereunder including, but not limited to the Prepayment Premium described in the Note, to be due and payable immediately, and notwithstanding the stated maturity in the Note, or any note evidencing any Future Advance, the principal amount of the Note and/or any Future Advance, the accrued and unpaid interest thereon and all other sums or payments required thereunder including, but not limited to the Prepayment Premium described in the Note, shall thereupon become and be immediately due and payable.

     3.02. Entry. Irrespective of whether LENDER exercises the option provided in Section 3.01 above, LENDER in person or by agent or by court-appointed receiver (and LENDER shall have the right to the immediate appointment of such a receiver without regard to the adequacy of the security and BORROWER hereby irrevocably consents to such appointment and waives notice of any application therefor) may enter upon, take possession of, conduct tests of, manage and operate the Subject Property or any part thereof and do all things necessary or appropriate in LENDER's sole discretion in connection therewith without the appointment of a receiver, or an application therefor. LENDER or its agent or a receiver may exclude BORROWER, its agents and servants, wholly therefrom, and having and holding the same, may use, operate, manage and control the Subject Property or any part thereof, and upon every such entry LENDER, at the expense of BORROWER, from time to time may have joint access with BORROWER to the books, papers and accounts of BORROWER and may make all necessary or proper repairs, renewals, replacements and useful or required alterations, additions, betterments and improvements to and upon the Subject Property as LENDER may deem judicious and pay all costs and expenses of so taking, holding and managing the same, including compensation to LENDER's employees and other agents (including, without limitation, reasonable and actual attorneys' fees and management and rental commissions) and any taxes, assessments and other charges prior to the legal operation and effect of this Security Deed which LENDER may deem it wise or desirable to pay, and in such case LENDER shall have the right to manage the Subject Property and to carry on the business and exercise all rights and powers of BORROWER, either in the name of BORROWER, or otherwise, as LENDER shall deem advisable; and LENDER shall be entitled to collect and receive all rents thereof and therefrom. The taking of possession and collections of rents by LENDER shall not be construed to be an affirmation of any lease or acceptance of attornment with respect to any lease of all or any portion of the Subject Property. LENDER may commence, appear in and/or defend any action or proceedings purporting to affect the security hereof, and/or any additional or other security therefor, the interests, rights, powers and/or duties of LENDER hereunder, whether brought by or against BORROWER or LENDER. LENDER may pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of LENDER may affect or appear to affect the security of this Security Deed, the interest of LENDER or the rights, powers and/or duties of LENDER hereunder. After deducting the expenses of operating the Subject Property and of conducting the business thereof, and of all repairs, maintenance, renewals, replacements, alterations, additions, betterments, improvements and all payments which LENDER may be required or may elect to make for taxes or other proper charges on the Subject Property, or any part thereof, as well as just and reasonable compensation for all LENDER's employees and other agents (including, without limitation, reasonable and actual attorneys' fees and management and rental commissions) engaged and employed, the moneys arising as aforesaid shall be applied to the indebtedness secured hereby. Whenever all that is due upon the principal of and interest on the Note and under any of the terms of this Security Deed shall have been paid and all defaults made good, LENDER shall surrender possession to BORROWER. The same right of entry, however, shall exist if any subsequent Event of Default shall occur; provided, however, LENDER shall not be under any obligation to make any of the payments or do any of the acts referred to in this Section 3.02.

     3.03. Judicial Action. LENDER may, in addition to and not in abrogation of the rights covered under Article III, either with or without entry or taking possession as herein provided or otherwise, proceed in any court of competent jurisdiction by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Note or the performance of any term, covenant, conditions or agreement of this Security Deed or any other right, (ii) to foreclose this Security Deed (the Subject Property may be foreclosed in parts or as an entirety), and
(iii) to pursue any other remedy available to it, all as LENDER at its sole discretion shall elect.

     3.04. Power of Sale. LENDER, at its option, may sell the Subject Property or any part of the Subject Property under the power of sale granted herein in any manner permitted by applicable law at one or more public sale or sales at the usual place for conducting sales at the courthouse of the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the indebtedness secured hereby, and all expenses of sale and of all proceedings in connection therewith, including attorneys' fees, after advertising the time, place and terms of sale once a week for four (4) consecutive weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county, all other notice, including judicial notice, being hereby waived by BORROWER. At any such public sale, LENDER may execute and deliver to the Purchaser a conveyance of the Subject Property or any part of the Subject Property in Fee Simple, which conveyance shall be by deed or deeds without any covenant or warranty whatever, express or implied and such deed or deeds may contain recitals as to the happening of the default upon which the execution of the power of sale herein granted depends, and said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with, and to this end, BORROWER hereby constitutes and appoints LENDER the agent and attorney-in-fact of BORROWER to make such recitals, sale and conveyance, and thereby to divest BORROWER of all right, title and equity that BORROWER may have in and to the Subject Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding and conclusive upon BORROWER. In the event of default of any purchaser, LENDER shall have the right to resell the Subject Property as set forth above. The conveyance to be made by LENDER, or its assigns, (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effective to bar all right, title and interest, equity or redemption, including all statutory redemption, homestead, dower, courtesy, and all other exemptions of BORROWER, or its successors in interest, in and to the Subject Property. In the event of deficiency in the proceeds received from such sale, BORROWER shall immediately on demand from LENDER pay over to LENDER, or its nominee, such deficiency. BORROWER agrees that possession of the Subject Property by BORROWER, or any person claiming under BORROWER during the existence of the indebtedness secured hereby, shall be that of tenant under LENDER, or its assigns, and, in case of a sale, as herein provided, BORROWER or any person in possession under BORROWER shall then become and be tenants holding over, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise. One or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Subject Property is sold or the indebtedness secured hereby is paid in full. If the indebtedness secured hereby is now or hereafter further secured by any chattel mortgages, pledges, contracts or guaranties, assignments or leases or other security instruments, LENDER may at its option exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as LENDER may determine. Any person, including BORROWER or LENDER, may purchase at any sale hereunder, and LENDER shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured plus interest, late charges, prepayment fees, and attorneys' fees, as herein provided. If the Subject Property consists of several lots, parcels or items of property, LENDER may designate the order in which such lots, parcels or items shall be offered for sale or sold. Should LENDER desire that more than one sale or other disposition of the Subject Property be conducted, LENDER may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different times and in such order as LENDER may deem to be in its best interest, and no such sale shall terminate or otherwise affect the security of this Security Deed on any part of the Subject Property not sold until all indebtedness secured hereby has been fully paid. In connection with any sale or sales hereunder, LENDER may elect to treat any of the Subject Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property hereunder shall be conducted in any manner permitted by the laws of the state in which the Subject Property is located.

     3.05. Rescission of Notice of Default. LENDER, from time to time before any such public sale or deed in lieu of foreclosure, may rescind any such notice of breach or default and of election to cause the Subject Property to be sold by executing and delivering to BORROWER a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale or such documents as may be required by the laws of the state in which the Subject Property is located to effect such rescission. The exercise by LENDER of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of LENDER to execute and deliver to BORROWER, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause the Subject Property to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of the Note and/or of this Security Deed or any of the rights, obligations or remedies of the parties hereunder.

     3.06. LENDER's Remedies Respecting Collateral. LENDER may realize upon the Collateral, enforce and exercise all of the BORROWER's rights, powers, privileges and remedies in respect of the Collateral, dispose of or otherwise deal with the Collateral in such order as LENDER may in its discretion determine, and exercise any and all other rights, powers, privileges and remedies afforded to a secured party under the laws of the state in which the Subject Property is located as well as all other rights and remedies available at law or in equity.

     3.07. Proceeds of Sales. The proceeds of any sale made under or by virtue of this Article III, together with all other sums which then may be held by LENDER under this Security Deed, whether under the provisions of this Article III or otherwise, shall be applied as follows:

     FIRST: To the payment of the costs, fees and expenses of sale and of any judicial proceedings wherein the same may be made, including the cost of evidence of title in connection with the sale, compensation to LENDER, and to the payment of all expenses, liabilities and advances made or incurred by LENDER under this Security Deed, together with interest on all advances made by LENDER at the interest rate applicable under the Note, but limited to any maximum rate permitted by law to be charged by LENDER.

     SECOND: To the payment of any and all sums expended by LENDER under the terms hereof, not then repaid, with accrued interest at the Contract Rate or Default Rate, as applicable, set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by BORROWER pursuant to any provisions of this Security Deed, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including, without limitation, all expenses, liabilities and advances made or incurred by LENDER under this Security Deed or in connection with the enforcement thereof, together with interest thereon as herein provided.

     THIRD: To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note, any notes evidencing any Future Advance, and any other obligation secured hereby, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full.

     FOURTH: The remainder, if any, to the person or persons, including the BORROWER, legally entitled thereto.

     3.08. Waiver of Marshalling, Rights of Redemption, Homestead and Valuation. BORROWER, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Security Deed, hereby expressly waives and releases all rights to direct the order in which any of the Subject Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Subject Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshalled upon any foreclosure of this Security Deed or of any other security for any of said indebtedness.

     To the fullest extent permitted by law, BORROWER, for itself and all who may at any time claim through or under it, hereby expressly waives, releases and renounces all rights of redemption from any foreclosure sale, all rights of homestead, exemption, monitoring reinstatements, forbearance, appraisement, valuation, stay and all rights under any other laws which may be enacted extending the time for or otherwise affecting enforcement or collection of the Note, the debt evidenced thereby, or this Security Deed.

     3.09. Remedies Cumulative. No remedy herein conferred upon or reserved to LENDER is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of LENDER to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Security Deed to LENDER may be exercised separately, successively or concurrently from time to time as often as may be deemed expedient by LENDER. If there exists additional security for the performance of the obligations secured hereby, LENDER, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by LENDER at any time as additional security or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from BORROWER to LENDER hereunder or under the Note, any Future Advance, or under any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

     In any action to foreclose this Security Deed, LENDER may, at its option, have a receiver appointed to take charge of the Subject Property and to collect such rents, issues and profits, all without consideration of the value of the Subject Property as security for the amount of indebtedness secured hereby. All such rents, issues and profits paid to LENDER or collected by such receiver shall be first applied to the cost of collection thereof (including the cost of such receivership, if any) and then to the payment of the interest on and principal of the Note. BORROWER for itself and any subsequent owner of the Subject Property hereby waives any and all defenses to the application for such receiver and hereby specifically consents to such appointment without notice.

     3.10. Nonrecourse. Notwithstanding anything contained in this Security Deed, the Note, or the Related Agreements, except as otherwise set forth in this paragraph, the liability of BORROWER and the general partners of BORROWER, if any, under the Note, this Security Deed and the Related Agreements shall be limited to, and satisfied from, the Subject Property and the proceeds thereof, the rents and all other income arising therefrom, the other assets of BORROWER arising out of the Subject Property which are given as collateral for the Note, and any other collateral given in writing to LENDER as security for repayment of the Note (all of the foregoing collectively referred to as the "Loan Collateral"); provided, however, that nothing contained in this paragraph shall (i) preclude LENDER from foreclosing this Security Deed or from enforcing any of its rights or remedies in law or in equity against BORROWER except as stated in this paragraph, (ii) constitute a waiver of any obligation evidenced by the Note or secured by this Security Deed or any Related Agreements, (iii) limit the right of LENDER to name BORROWER as a party defendant in any action brought under this Security Deed, the Note or any Related Agreements, so long as execution on any judgment is limited to the Loan Collateral, (iv) prohibit LENDER from pursuing all of its rights and remedies against any guarantor or surety, whether or not such guarantor or surety is a partner of BORROWER, (v) limit the personal liability of BORROWER or shareholder of BORROWER, or any general partner of BORROWER, to LENDER, for misappropriation or misapplication of funds, fraud, waste, willful misrepresentation or willful damage to the Subject Property, or (vi) preclude LENDER from recovering from BORROWER and indemnitors under the Environmental Indemnity Agreement of even date herewith.

     3.11 Performance by LENDER. If BORROWER shall default in the payment, performance or observance of any term, covenant or condition of this Security Deed, LENDER may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by LENDER in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by BORROWER to LENDER with interest thereon at the Default Rate provided in the Note. LENDER shall be the sole judge of the
necessity for such actions and of the amounts to be paid.   LENDER is
hereby empowered to enter and to authorize others to enter upon the Subject Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without hereby becoming liable to BORROWER or any person in possession holding under BORROWER. LENDER may
(i) grant forbearance or an extension of time for the payment of all or any portion of the indebtedness secured hereby; (ii) take other or additional security for the payment of the indebtedness secured hereby; (iii) waive or fail to exercise any right granted hereunder or in the Note; (iv) release any part of the Subject Property from this Security Deed or otherwise change any of the terms, covenants, conditions or agreements of the Note or this Security Deed; (v) consent to the filing of any map, plat or replat affecting the Subject Property; (vi) consent to the granting of any easement or other right affecting the Subject Property; (vii) make or consent to any agreement subordinating the security title, security interest or lien hereof; or (viii) take or omit to take any action whatsoever with respect to the Note, this Security Deed, the Subject Property or any document or instrument evidencing, securing or in any way relating to the indebtedness secured hereby; all without releasing, discharging, modifying, changing or affecting any such liability, or precluding LENDER from exercising any such right, power or privilege or affecting the security of this Security Deed. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Subject Property, LENDER, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Subject Property or the indebtedness secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing and/or discharging any liabilities, obligations or undertakings.


                                ARTICLE IV
                               MISCELLANEOUS

     4.01. Severability. In the event any one or more of the provisions contained in this Security Deed shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Security Deed, but this Security Deed shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent that it is invalid, illegal or unenforceable.

     4.02. Certain Charges and Brokerage Fees. BORROWER agrees to pay LENDER a reasonable charge for each written statement requested of LENDER as to the obligations secured hereby, furnished at BORROWER's request. BORROWER further agrees to pay the reasonable charges of LENDER for any other service rendered BORROWER, or on its behalf, connected with this Security Deed or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial reconveyance of this Security Deed, transmittal to an escrow holder of moneys secured hereby, changing its records pertaining to this Security Deed and indebtedness secured hereby to show a new owner of the Subject Property, and replacing an existing policy of insurance held hereunder with another such policy.

     BORROWER agrees to indemnify and hold LENDER harmless from any responsibility and/or liability for the payment of any commission charge or brokerage fees to anyone which may be payable in connection with the funding of the loan evidenced by the Note and this Security Deed or refinancing of any prior indebtedness, if applicable, based upon any action taken by BORROWER. It is understood that any such commission charge or brokerage fees shall be paid directly by BORROWER to the entitled parties.

     4.03. Notices. All notices expressly provided hereunder to be given by LENDER to BORROWER and all notices, demands and other communications of any kind or nature whatever which BORROWER may be required or may desire to give to or serve on LENDER shall be in writing and shall be (i) hand-delivered, effective upon receipt, (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail, to the appropriate address set forth in Section 4.16, or at such other place as the BORROWER, or LENDER, as the case may be, may from time to time designate in writing by ten (10) days prior written notice thereof. Any such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time.

     4.04.  BORROWER Not Released; Certain LENDER Acts.

          (a) Extension of the time for payment or modification of the terms of payment of any sums secured by this Security Deed granted by LENDER to any successor in interest of BORROWER shall not operate to release, in any manner, the liability of BORROWER. LENDER shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Security Deed by reason of any demand made by BORROWER. Without affecting the liability of any person, including BORROWER, but subject to the terms and provisions of Section 3.10, for the payment of any indebtedness secured hereby, or the legal operation and effect of this Security Deed on the remainder of the Subject Property for the full amount of any such indebtedness and liability unpaid, LENDER is empowered as follows: LENDER may from time to time and without notice (i) release any person liable for the payment of any of the indebtedness; (ii) extend the time or otherwise alter the terms of payment of any of the indebtedness;
(iii) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds to secure debt, mortgages, security agreements or any other instruments of security; or (iv) alter, substitute or release any property securing the indebtedness.

          (b) LENDER may, at any time, and from time to time, (i) consent to the making of any map or plan of the Subject Property or any part thereof, (ii) join in granting any easement or creating any restriction thereon, (iii) join in any subordination or other agreement affecting this Security Deed or the legal operation and effect or charge hereof, or (iv) reconvey, without any warranty, all or part of the Subject Property from the lien of this Security Deed.

     4.05. Inspection. Upon reasonable prior notice and subject to the inspection rights of tenants under the Leases, LENDER may at any reasonable time make or cause to be made entry upon and make inspections, reappraisals, surveys, construction and environmental testing of the Subject Property or any part thereof in person or by agent, all at LENDER's sole cost and expense.

     4.06. Reconveyance or Cancellation. Upon the payment in full of all sums secured by this Security Deed, LENDER shall cancel this Security Deed and shall mark satisfied all notes evidencing indebtedness secured by this Security Deed. The duly recorded satisfaction of this Security Deed shall constitute a reassignment of the Leases by the LENDER to the BORROWER. BORROWER shall pay all costs of recordation, if any.

     4.07. Statute of Limitations. BORROWER hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to any and all obligations secured by this Security Deed.

     4.08. Interpretation. Wherever used in this Security Deed, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "BORROWER" shall mean and include both BORROWER and any subsequent owner or owners of the Subject Property, and the word "LENDER" shall mean and include not only the original LENDER hereunder but also any future owner and holder, including pledgees, of the Note or other obligations secured hereby. In this Security Deed whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural. In this Security Deed, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto. The captions and headings of the Articles and Sections of this Security Deed are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

     4.09. Consent; Delegation to Subagents. The granting or withholding of consent by LENDER to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. BORROWER covenants and agrees to reimburse LENDER promptly on demand for all legal and other expenses incurred by LENDER in connection with all requests by BORROWER for consent or approval under this Security Deed. Wherever a power of attorney is conferred upon LENDER hereunder, it is understood and agreed that such power is conferred with full power of substitution, and LENDER may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more subagents.

     4.10. Successors and Assigns. All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of BORROWER (but this shall not permit any assignment prohibited hereby) and the endorsees, transferees, successors and assigns of LENDER. In the event BORROWER is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

     4.11. Governing Law. THIS SECURITY DEED IS INTENDED TO BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE SUBJECT PROPERTY IS LOCATED. BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY.

     4.12. Changes in Taxation. If, after the date of this Security Deed, any law is passed by the state in which the Subject Property is located or by any other governing entity, imposing upon LENDER any tax against the Subject Property, or changing in any way the laws for the taxation of mortgages or debts secured by mortgages so that an additional or substitute tax is imposed on LENDER or the holder of the Note, BORROWER shall reimburse LENDER for the amount of such taxes immediately upon receipt of written notice from LENDER (but excluding income, estate, capital or franchise taxes). Provided, however, that such requirement of payment shall be ineffective if BORROWER is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, without any penalty or charge thereby accruing to LENDER and if BORROWER in fact pays such tax prior to the date upon which payment is required by such notice.

     4.13. Maximum Interest Rate. No provision of this Security Deed or of the Note or of any note evidencing a Future Advance shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law. In the event such interest does exceed the maximum legal rate, it shall be cancelled automatically to the extent that such interest exceeds the maximum legal rate and if theretofore paid, credited on the principal amount of the Note or, if the Note has been prepaid, then such excess shall be rebated to BORROWER.

     4.14. Time of Essence. Time is of the essence of the obligations of BORROWER in this Security Deed and each and every term, covenant and condition made herein by or applicable to BORROWER.

     4.15. Reproduction of Documents. This Security Deed and all documents relating thereto, specifically excluding the Note but including, without limitation, consents, waivers and modifications which may hereafter be executed, financial and operating statements, certificates and other information previously or hereafter furnished to LENDER, may be reproduced by LENDER by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and LENDER may destroy any original document ("Master") so reproduced. BORROWER agrees and stipulates that any such reproduction is an original and shall be admissible in evidence as the Master in any judicial or administrative proceeding (whether or not the Master is in existence and whether or not such reproduction was made or preserved by LENDER in the regular course of business) and any enlargement, facsimile or further reproduction of such a reproduction shall be no less admissible.

     4.16. Request for Notices. BORROWER hereby requests that any notice, demand, request or other communication (including any notice of an Event of Default and notice of sale as may be required by law) desired to be given or required pursuant to the terms hereof be addressed to BORROWER as follows:

               Holcomb Bridge Partners, L.P.
               c/o Barge-Wagener, Inc.
               1815 The Exchange
               Atlanta, Georgia  30339
               Attn:  John M. Barge and John H. Wagener

     With a copy to:

               Long, Aldridge & Norman
               Two Concourse Parkway
               Suite 750
               Atlanta, Georgia  30328
               Attn:  James A. Fleming

     All notices and other communications to LENDER shall be addressed as follows:

               Allstate Life Insurance Company
               c/o Allstate Insurance Company
               Commercial Mortgage Division
               3100 Sanders Road
               Allstate Plaza West - J2A
               Northbrook, Illinois  60062
               Attention:  Mortgage Servicing Department

     With a copy to:

               Allstate Insurance Company
               Financial Law Division
               3100 Sanders Road
               Allstate Plaza West - M2A
               Northbrook, Illinois  60062

     4.17. No Oral Modifications. This Security Deed may not be amended or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any amendment or modification is sought.


     IN WITNESS WHEREOF, the undersigned has executed this Security Deed under seal as of the day and year first hereinabove written.

                                   BORROWER:

Signed, sealed and delivered       HOLCOMB BRIDGE PARTNERS, L.P.,
in the presence of:                a Georgia limited partnership


____________________________       By:/s/ John M. Barge              (SEAL)
Unofficial Witness                   ----------------------
                                      John M. Barge, Partner


____________________________       By:/s/ John H. Wagner             (SEAL)
Notary Public                        ----------------------
                                      John H. Wagner, Partner


My Commission Expires:                  (Being all the General
                                        Partners of BORROWER)
____________________________


  (Affix Notarial Seal)

     The debt which this Security Deed was given to secure having been paid in full, this Security Deed is hereby cancelled and the Clerk of the Superior Court of Fulton County, Georgia is hereby authorized and directed to make it satisfied of record.

     This ___ day of ________________, 19__.


                              LENDER:

                              ALLSTATE LIFE INSURANCE COMPANY


                              By:____________________________


                              By:____________________________
                                 Its Authorized Signatories

                                 EXHIBIT A

ALL THAT TRACT or parcel of land lying and being in Land Lots 612 and 613 of the 1st District, 2nd Section of Fulton County, Georgia, City of Roswell, containing 10.9870 acres, same being more particularly described as follows:

BEGINNING at a point on the southeasterly Right-of-Way Line of Old Alabama Road which point is located south 55 degrees 22 minutes 40 seconds west a distance of 84.50 feet along said Right-of-Way Line from its intersection with the southwesterly Right-of-Way Line of Holcomb Woods Parkway (Ninety (90') foot Right-of-Way) if said Right-of-Way Lines were extended to form an angle instead of a curve; thence traveling along the mitered intersection of said Old Alabama Road and said Holcomb Woods Parkway along a curve to the right an arc distance of 126.58 feet to a point on the southerly Right-of-Way Line of said Holcomb Woods Parkway (said arc being subtended by a chord bearing south 88 degrees 21 minutes 35 seconds east a chord distance of 118.30 feet and having a radius of 100.00 feet); thence continuing along the southerly Right-of-Way Line of said Holcomb Woods Parkway along a curve to the left an arc distance of 185.44 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing south 74 degrees 36 minutes 31 seconds east a chord distance of 180.71 feet and having a radius of 235.99 feet); thence continuing along said Right-of-Way Line north 82 degrees 52 minutes 32 seconds east a distance of 140.24 feet to a point on said Right-of-Way Line; thence continuing along said Right-of-Way Line along a curve to the right an arc distance of 181.61 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing south 80 degrees 30 minutes 20 seconds east a chord distance of
179.07 feet and having a radius of 313.06 feet); thence continuing along said Right-of-Way Line south 63 degrees 53 minutes 15 seconds east a distance of 145.45 feet to a point on said Right-of-Way Line; thence continuing along said Right-of-Way Line along a curve to the left an arc distance of 29.95 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing south 65 degrees 16 minutes 33 seconds east a chord distance of 29.94 feet and having a radius of 617.96 feet); thence leaving said Right-of-Way Line and traveling south 31 degrees 03 minutes 46 seconds west a distance of 205.73 feet to a point; thence traveling south 59 degrees 53 minutes 13 seconds east a distance of 59.43 feet to a point; thence traveling south 31 degrees 00 minutes 38 seconds west a distance of
104.89 feet to a point; thence traveling south 58 degrees 59 minutes 22 seconds east a distance of 129.99 feet to a point; thence traveling south 31 degrees 00 minutes 38 seconds west a distance of 34.50 feet to a point; thence traveling south 84 degrees 58 minutes 59 seconds west a distance of
68.00 feet to a point; thence traveling north 58 degrees 59 minutes 22 seconds west a distance of 175.00 feet to a point; thence traveling south 63 degrees 55 minutes 38 seconds west a distance of 434.80 feet to a point; thence traveling south 31 degrees 00 minutes 38 seconds west a distance of
160.00 feet to a point; thence traveling south 13 degrees 59 minutes 47 seconds east a distance of 28.28 feet to a point on the northeasterly Right-of-Way Line of Holcomb Bridge Road (One Hundred (100') foot Right-of-Way); thence traveling along said Right-of-Way Line north 58 degrees 56 minutes 20 seconds west a distance of 80.07 feet to a point on said Right-of-Way Line; thence leaving said Right-of-Way Line and traveling north 31 degrees 00 minutes 38 seconds east a distance of 166.94 feet to a point; thence traveling north 58 degrees 56 minutes 32 seconds west a distance of 129.89 feet to a point; thence traveling north 67 degrees 15 minutes 05 seconds west a distance of 165.63 feet to a point; thence traveling north 20 degrees 22 minutes 08 seconds east a distance of 85.00 feet to a point; thence traveling north 60 degrees 07 minutes 00 seconds west a distance of 223.02 feet to a point; thence traveling north 13 degrees 18 minutes 26 seconds west a distance of 38.12 feet to a point on the southeasterly Right-of-Way Line of said Old Alabama Road; thence traveling along said Right-of-Way Line along a curve to the right an arc distance of 2.67 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing north 48 degrees 20 minutes 54 seconds east a chord distance of 2.67 feet and having a radius of 778.45 feet); thence continuing along said Right-of-Way Line along a curve to the right an arc distance of 38.97 feet to a point on said Right-of-Way Line (said arc being subtended by a chord bearing north 49 degrees 52 minutes 50 seconds east a chord distance of 38.96 feet and having a radius of 778.45 feet); thence continuing along said Right-of-Way Line north 51 degrees 45 minutes 19 seconds east a distance of 163.94 feet to a point on said Right-of-Way Line; thence continuing along said Right-of-Way Line north 55 degrees 22 minutes 40 seconds east a distance of 232.79 feet to a point on said Right-of-Way Line, which point is the TRUE POINT OF BEGINNING.

SHOWN AS TRACT I on that certain Survey entitled "As-Built Survey For:
Holcomb Bridge Partners, L.P., Allstate Life Insurance Company & Ticor Title Insurance Company", prepared by Sunbelt Engineering & Surveying, Inc., stamped by Russell L. Shreeve, Jr., Georgia Registered Land Surveyor No. 2157, dated June 6, 1989, last revised October 3, 1990.

TOGETHER WITH those rights arising under the following:

1. Grant of Slope and Grading Easement from The Prudential Insurance Company of America, a New Jersey corporation, to Jebco Ventures, Inc., a Georgia corporation, dated February 5, 1988, filed for record February 5, 1988 at 3:06 p.m., recorded at Deed Book 11314, Page 13, in the Office of the Clerk of the Superior Court of Fulton County, Georgia.

2. Grant of Slope and Grading Easement from Holcomb Woods Village, a Georgia joint venture composed of Lincoln National Development Corporation, an Indiana corporation, and KHW Associates, Ltd., a Georgia limited partnership having Robert F. Kern as its sole general partner, as tenant-in-common, to Jebco Ventures, Inc., a Georgia corporation, dated January 26, 1988, filed for record February 5, 1988 at 3:06 p.m., recorded at Deed Book 11314, Page 37, aforesaid records.

3. Grant of Storm Sewer Easement by and between The Prudential Insurance Company of America, a New Jersey corporation, Holcomb Woods, Inc., a Georgia non-profit membership corporation, and Jebco Ventures, Inc., a Georgia corporation, dated February 5, 1988, filed for record February 5, 1988 at 3:06 p.m., recorded at Deed Book 11314, Page 45, aforesaid records.

4. Grant of Sanitary Sewer Easements by and between The Prudential Insurance Company of America, a New Jersey corporation, Holcomb Woods, Inc., a Georgia non-profit membership corporation, and Jebco Ventures, Inc., a Georgia corporation, dated February 5, 1988, filed for record February 5, 1988 at 3:06 p.m., recorded at Deed Book 11314, Page 59, aforesaid records.

10/2/90-jeb-RC#2-02831

5. Declaration of Reciprocal Easements dated October 5, 1990 by Holcomb Bridge Partners, L.P. to be recorded in aforesaid records.

                                 EXHIBIT B


1. All State and County taxes subsequent to the year 1990, and all City of Roswell taxes subsequent to the year 1989.

2. Permit for Anchors, Guy Poles and Wires from S. Lowell Wammock to Georgia Power Company, dated November 21, 1977, recorded at Deed Book 6982, Page 293, Fulton County, Georgia records.

3. Permit for Anchors, Guy Poles and Wires from S. Lowell Wammock to Georgia Power Company, dated November 21, 1977, recorded at Deed Book 6982, Page 291, aforesaid records.

4. Permit for Anchors, Guy Poles and Wires from Wm. D. Ellis to Georgia Power Company, dated November 18, 1977, recorded at Deed Book 6982, Page 289, aforesaid records.

5. Second Declaration of Protective Covenants and Restrictions for Holcomb Woods by The Prudential Insurance Company of America, a New Jersey corporation, dated February 22, 1984, recorded at Deed Book 8858, Page 1, aforesaid records; as amended by that certain First Amendment to Second Declaration of Protective Covenants and Restrictions for Holcomb Woods, dated May 7, 1984, recorded at Deed Book 8971, Page 320, aforesaid records; as further amended by that certain Second Amendment to Second Declaration of Protective Covenants and Restrictions for Holcomb Woods, dated December 30, 1986, recorded at Deed Book 10526, Page 42, aforesaid records; as further amended by that certain Third Amendment to Second Declaration of Protective Covenants and Restrictions for Holcomb Woods, dated December 10, 1987, recorded at Deed Book 11314, Page 1, aforesaid records; as further amended by that certain Fourth Amendment to Second Declaration of Protective Covenants and Restrictions for Holcomb Woods, dated May 13, 1988, recorded at Deed Book 11565, Page 178, aforesaid records; as further amended by that certain Fifth Amendment to Second Declaration of Protective Covenants and Restrictions for Holcomb Woods, dated March 29, 1989, recorded at Deed Book 12388, Page 7, aforesaid records.

6. Slopes, Fills and Drainage, if any, conveyed by that certain Right-of-Way Deed to City of Roswell, dated November 15, 1982, recorded at Deed Book 8372, Page 414, aforesaid records.

7. Conveyance of Access Rights from The Prudential Insurance Company of America to Department of Transportation, State of Georgia, dated February 13, 1984, recorded at Deed Book 9215, Page 252, aforesaid records.

8. Grant of Easement from The Prudential Insurance Company of America to Lincoln National Development Corporation, and KHW Associates, Ltd. d/b/a Holcomb Woods Village, a joint venture, dated February X, 1984, recorded at Deed Book 8859, Page 180, aforesaid records.

9. Slopes, Fills and Drainage, if any, conveyed by that certain unrecorded Right-of-Way Deed from Holcomb Woods, Inc. to City of Roswell, dated November 13, 1986, as disclosed on that certain plat recorded at Plat Book 152, Page 89, aforesaid records.

10. Non-exclusive utility easements as contained in that certain Limited Warranty Deed from The Prudential Insurance Company of America to Dean Witter Realty Income Partnership III, L.P., dated December 30, 1986, recorded at Deed Book 10526. Page 47, aforesaid records.

11. Grant of Slope Grading Easement by and between The Prudential Insurance Company of America to Lincoln National Development Corporation and KHW Associates, Ltd., d/b/a Holcomb Woods Village, a joint venture, dated February 23, 1984, recorded at Deed Book 8859, Page 194, aforesaid records; as corrected by that certain Corrective Grant of Slope and Grading Easement, dated July 30, 1987, recorded at Deed Book 11178, Page 297, aforesaid records.
12. Grant of Easement from The Prudential Insurance Company of America to Trust Company Mortgage, dated September 30, 1983, recorded at Deed Book 10443, Page 289, aforesaid records.

13. Declaration of Use Covenants by and between The Prudential Insurance Company of America and Dean Witter Realty Income Partnership III, L.P., dated December 30, 1986, recorded at Deed Book 10526, Page 72, aforesaid records.

14. Easement Agreement from The Prudential Insurance Company of America to Trust Company Mortgage, dated September 30, 1983, recorded at Deed Book 8685, Page 112, aforesaid records.

15. Grant of Slope and Grading Easement from Holcomb Woods, Inc. to The Prudential Insurance Company of America, dated February 2, 1988, recorded at Deed Book 11310, Page 328, aforesaid records.

16. Grant of Slope and Grading Easement from The Prudential Insurance Company of America to Jebco Ventures, Inc., dated February 5, 1988, recorded at Deed Book 11314, Page 13, aforesaid records.

17. Grant of Slope and Grading Easement from Holcomb Woods Village to Jebco Ventures, Inc., dated January 26, 1988, recorded in Deed Book 11314, Page 37, aforesaid records.

18. Grant of Storm Sewer Easement by and between The Prudential Insurance Company of America, Holcomb Woods, Inc. and Jebco Ventures, Inc., dated February 5, 1988, recorded at Deed Book 11314, Page 45, aforesaid records.

19. Grant of Sanitary Sewer Easements by and between The Prudential Insurance Company of America, Holcomb Woods, Inc. and Jebco Ventures, Inc., dated February 5, 1988, recorded at Deed Book 11314, Page 59, aforesaid records.

20. Memorandum of Lease by and between Jebco Ventures, Inc. ("Landlord") and Super Discount Markets, Inc. ("Tenant"), dated February 3, 1988, recorded at Deed Book 11314, Page 133, aforesaid records.

21. Right-of-Way Easement from Jebco Ventures, Inc. to Sawnee Electric Membership Corporation, dated June 14, 1988, recorded at Deed Book 11739, Page 270, aforesaid records.

22. Declaration of Reciprocal Easements dated October 5, 1990 by Holcomb Bridge Partners, L.P. to be recorded in aforesaid records.